UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2012

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 30, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of International Flavors & Fragrances Inc. (the “Company”) approved the 2012-2014 Long-Term Incentive Plan (“LTIP”) cycle, which, as with prior years, will consist of four performance segments, with each year during the cycle being a separate segment and the entire three-year period being a fourth performance segment. Under the LTIP, each executive officer, including the CEO, has an award target for each LTIP cycle, based on the achievement of specific quantitative corporate financial performance goals. Each performance segment during the cycle will be weighted as 25% of the executive’s total target for the cycle. For each of the first three segments of the cycle, there will be two equally weighted financial metrics. The Committee approved Economic Profit (“EP”) and Total Shareholder Return relative to the S&P 500 (“TSR”) as the two financial metrics for the 2012-2014 LTIP cycle. TSR will continue to be the sole financial metric for the cumulative (fourth) segment.

    Prior to this LTIP cycle, the Company had used Earnings Per Share (“EPS”) and TSR as the two financial metrics for the first three segments of the cycle. As part of a strategic review of the Company’s businesses in 2010, the Company began including EP in the evaluation of relative performance across its business portfolio. The Company believes that evaluating EP helps it identify the sources and drivers of value across the Company’s businesses. Furthermore, the Company believes that EP growth is closely linked to the creation of shareholder value. Consequently, the Committee believes that changing from EPS to EP will more closely align the Company’s compensation with the creation of long-term shareholder value.

    EP measures operating profitability after considering (i) all the Company’s operating costs, (ii) income taxes and (iii) a charge for the capital employed in the business. Capital employed primarily includes working capital, property, plant and equipment, and intangible assets. The capital charge is determined by applying the estimated weighted average cost of capital (“WACC”) times the average invested capital employed. The estimated WACC rate is the blended average cost of the Company’s debt and equity capital.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Kevin C. Berryman
	Name:	Kevin C. Berryman
	Title:	Executive Vice President and Chief Financial Officer

Date: February 3, 2012